                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                   Form 8-K/A



                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (date of earliest event reported) May 21, 1998
                                                          ------------



                           Cybex International, Inc.
                           -------------------------
             (Exact name of registrant as specified in its Charter)

     New York                             0-4538                11-1731581
     --------                             ------                ----------
(State or other jurisdiction of    Commission File Number     (IRS Employer
incorporation or organization)                            Identification Number)



                                10 Trotter Drive
                          Medway, Massachusetts 02053
                                (508) 533-4300
                       ---------------------------------
                  (Address, including zip code, and telephone
                 number [including area code] of registrant's
                          principal executive office)
                       ---------------------------------

Item 7: Financial Statements and Exhibits

The Registrant has previously filed a Report on Form 8-K, dated as of May 21, 1998, in connection with Registrant's acquisition of all of the outstanding capital stock of Tectrix Fitness Equipment, Inc., a California corporation ("Tectrix"). The Registrant is hereby amending the aforementioned Report on Form 8-K to include the Financial statements required by Item 7 of Form 8-K.


    Exhibit 23.1 Consent of Independent Auditors

    Exhibit 23.2 Consent of Auditors

                                  SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 4, 1998


                                         CYBEX INTERNATIONAL, INC.

                                         By:  /s/ Peter C. Haines
                                              ---------------------------
                                              Peter C. Haines, President

                         INDEX TO FINANCIAL STATEMENTS

                                                                           Page
                                                                          ------
CYBEX INTERNATIONAL, INC.--UNAUDITED PRO FORMA COMBINED
FINANCIAL STATEMENTS:
  Basis of Presentation..................................................  F-2
  Unaudited Pro Forma Combined Balance Sheet  March 28, 1998.............  F-3
  Unaudited Pro Forma Combined Statement of Operations
  Three Months Ended March 28, 1998......................................  F-4
  Unaudited Pro Forma Combined Statement of Operations  Year Ended
  December 31, 1997......................................................  F-5
  Notes To Unaudited Pro Forma Combined Financial Statements.............  F-6
TECTRIX FITNESS EQUIPMENT, INC. - HISTORICAL UNAUDITED CONSOLIDATED
 FINANCIAL STATEMENTS:
  Unaudited Consolidated Balance Sheet  March 31, 1998...................  F-12
  Unaudited Consolidated Statements of Operations
  Three Months Ended March 31, 1998 and 1997.............................  F-13
  Unaudited Consolidated Statements of Cash Flows
  Three Months Ended March 31, 1998 and 1997.............................  F-14
  Notes to Unaudited Consolidated Financial Statements...................  F-15
TECTRIX FITNESS EQUIPMENT, INC. AND TECTRIX INTERNATIONAL, INC. -
 HISTORICAL COMBINED FINANCIAL STATEMENTS:
  Report of Independent Auditors--Ernst & Young LLP......................  F-17
  Auditors' Report - SJ Mayled & Co......................................  F-18
  Combined Balance Sheet.................................................  F-19
  Combined Statement of Operations.......................................  F-20
  Combined Statement of Stockholders' Equity.............................  F-21
  Combined Statement of Cash Flows.......................................  F-22
  Notes to Combined Financial Statements.................................  F-23

                           CYBEX INTERNATIONAL, INC.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

                             BASIS OF PRESENTATION



THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS GIVE EFFECT TO THE MAY 21, 1998 ACQUISITION OF TECTRIX FITNESS EQUIPMENT, INC. ("TECTRIX") BY CYBEX INTERNATIONAL, INC. ("CYBEX" OR THE "COMPANY") AND THE MAY 23, 1997 MERGER BETWEEN CYBEX AND TROTTER INC. ("TROTTER"), AS DESCRIBED IN NOTES 2 AND 3 OF NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS. THE UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 28, 1998 AND FOR THE YEAR ENDED DECEMBER 31, 1997, GIVE EFFECT TO THE ACQUISITION OF TECTRIX BY CYBEX AS IF IT HAD OCCURRED AT THE BEGINNING OF THE PERIODS PRESENTED. THE UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 ALSO GIVES EFFECT TO THE MERGER BETWEEN TROTTER AND CYBEX AS IF IT HAD OCCURRED ON JANUARY 1, 1997. THE UNAUDITED PRO FORMA COMBINED BALANCE SHEET AS OF MARCH 28, 1998, GIVES EFFECT TO THE ACQUISITION OF TECTRIX BY CYBEX AS IF IT HAD OCCURRED ON THAT DATE.

THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS HAVE BEEN PREPARED BY MANAGEMENT AND SHOULD BE READ IN CONJUNCTION WITH THE HISTORICAL FINANCIAL STATEMENTS OF CYBEX AND TECTRIX. THESE STATEMENTS ARE BASED ON CERTAIN ASSUMPTIONS AND PRELIMINARY ESTIMATES WHICH ARE SUBJECT TO CHANGE. THEY DO NOT PURPORT TO BE INDICATIVE OF THE FINANCIAL POSITIONS OR RESULTS OF OPERATIONS THAT MIGHT HAVE OCCURRED, AND DO NOT PURPORT TO BE INDICATIVE OF FUTURE RESULTS.

MANAGEMENT BELIEVES THAT ADDITIONAL SYNERGIES AND OPERATIONAL IMPROVEMENTS, NOT REFLECTED IN THE ACCOMPANYING UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS, WILL BE REALIZED BY THE ACQUISITION OF TECTRIX. HOWEVER, SUCH AMOUNTS CANNOT BE REASONABLY QUANTIFIED AND, THEREFORE, ARE NOT REFLECTED IN THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS.

                           CYBEX INTERNATIONAL, INC.
                           -------------------------

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                   ------------------------------------------

                                 MARCH 28, 1998
                                 --------------

                                 (in thousands)

                                              The
                                            Company        Tectrix         Pro Forma          Combined
                                         -------------
                                          Historical     Historical       Adjustments        Pro Forma
                                         -------------  -------------  -----------------  ----------------
            ASSETS
            ------
Current assets:
 Cash and cash equivalents.............        $ 8,381        $   208         $   --              $  8,589
 Accounts receivable, net..............         19,920          4,829             --                24,749
 Lease receivables.....................          1,903            --              --                 1,903
 Inventories...........................          7,990          4,317            (923) (a)          11,384
 Recoverable income taxes..............          1,100            --              --                 1,100
 Deferred income taxes.................          5,838            --              --                 5,838
 Prepaid expenses and other............          1,347            200             --                 1,547
                                               -------        -------         -------             --------
      Total current assets.............         46,479          9,554            (923)              55,110
Property, plant and
equipment, net.........................         12,742          1,278          (1,104) (b)          12,916
Lease receivables......................          1,302            --              --                 1,302
Goodwill, net..........................         10,711            --           16,334  (c)          28,553
                                                                                1,508  (d)
Deferred income taxes..................          5,960            --              574  (e)           6,534
Other assets...........................            817            656             156  (f)           1,629
                                               -------        -------         -------             --------
                                               $78,011        $11,488         $16,545             $106,044
                                               =======        =======         =======             ========
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Current liabilities:
 Line of Credit........................        $    --         $1,726         $(1,726) (c)        $     --
 Current maturities of long-term debt..          2,856          1,044            (944) (c)           2,956
 Accounts payable......................          5,533          2,800             --                 8,333
 Accrued expenses......................         15,750          1,122           1,072  (g)          17,944
 Income taxes payable..................          1,369            --              --                 1,369
                                               -------        -------         -------             --------
      Total current liabilities........         25,508          6,692          (1,598)              30,602
Long-term debt.........................         10,514            400          23,400  (h)          34,314
Accrued warranty obligation............          1,278            --              --                 1,278
                                               -------        -------         -------             --------
      Total liabilities................         37,300          7,092          21,802               66,194
                                               -------        -------         -------             --------
Stockholders' equity...................         40,711          4,396          (4,396) (c)          39,850
                                                                                 (861) (i)
                                               -------        -------         -------             --------
                                               $78,011        $11,488         $16,545             $106,044
                                               =======        =======         =======             ========

        The accompanying notes are an integral part of these statements.

                           CYBEX INTERNATIONAL, INC.
                           -------------------------

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
              ----------------------------------------------------

                   FOR THE THREE MONTHS ENDED MARCH 28, 1998
                   -----------------------------------------

                    (In thousands, except per share amounts)

                                                        The                               Cybex/Tectrix
                                                      Company            Tectrix            Pro Forma            Combined
                                                    Historical         Historical          Adjustments           Pro Forma
                                                 -----------------  -----------------  -------------------  -------------------
Net sales......................................           $28,637        $8,997             $  (1,066) (j)         $36,568
Cost of sales..................................            16,572         5,920                  (613) (k)          21,879
                                                          -------        ------             ---------              -------
     Gross profit..............................            12,065         3,077                  (453)              14,689
Selling, general and administrative expenses...             9,372         2,690                   (82) (l)          11,951
                                                                                                  202  (m)
                                                                                                 (231) (n)
                                                          -------        ------             ---------              -------
     Operating income..........................             2,693           387                  (342)               2,738
Interest expense, net..........................               (70)          (88)                 (438) (o)            (596)
                                                          -------        ------             ---------              -------
Income before income taxes.....................             2,623           299                  (780)               2,142
Income tax provision...........................             1,075             9                  (184) (p)             900
                                                          -------        ------             ---------              -------
Net income.....................................           $ 1,548        $  290             $    (596)             $ 1,242
                                                          =======        ======             =========              =======
Basic earnings per share.......................           $   .18                                                  $   .14
                                                          =======                                                  =======
Diluted earnings per share.....................           $   .18                                                  $   .14
                                                          =======                                                  =======
Shares used in computing basic
  earnings per share...........................             8,670                                                    8,670
                                                          =======                                                  =======
Shares used in computing diluted
  earnings per share...........................             8,826                                                    8,826
                                                          =======                                                  =======

        The accompanying notes are an integral part of these statements.

                           CYBEX INTERNATIONAL, INC.
                           -------------------------

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
              ----------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                      ------------------------------------

                    (In thousands, except per share amounts)

                                                           The         Cybex     Trotter Merger
                                                         Company    Pre-Merger      Pro Forma       Cybex
                                                       Historical   Historical     Adjustments    Pro Forma
                                                       -----------  -----------  ---------------  ----------
Net sales............................................     $90,234      $28,141   $  (2,228)(q)     $116,147
Cost of sales........................................      54,101       16,801      (2,012)(r)       68,890
                                                          -------      -------   ---------         --------
    Gross profit.....................................      36,133       11,340        (216)          47,257
                                                          -------      -------   ---------         --------
Selling, general and administrative expenses.........      35,069       13,730        (535)(s)       47,727
                                                                                      (482)(t)
                                                                                      (235)(u)
                                                                                       180 (v)
Nonrecurring charges.................................       7,134           --      (7,134)(w)         --
                                                          -------      -------   ---------         --------
     Operating loss from continuing
     operations......................................      (6,070)      (2,390)      7,990             (470)
Interest expense, net................................        (761)         (35)        --              (796)
                                                          -------      -------   ---------         --------
Loss before income taxes from continuing operations..
                                                           (6,831)      (2,425)      7,990           (1,266)
Income tax provision (benefit).......................      (1,586)           8       1,085 (x)         (493)
                                                          -------      -------   ---------         --------
Loss from continuing operations......................     $(5,245)     $(2,433)  $   6,905             (773)
                                                          =======      =======   =========         ========
Basic loss per share from continuing operations......        (.76)                                 $   (.09)
                                                          =======                                  ========
Diluted loss per share from continuing operations....     $  (.76)                                 $   (.09)
                                                          =======                                  ========
Shares used in computing basic loss per
 share from continuing operations.....................      6,937                                     8,664
                                                          =======                                  ========
Shares used in computing diluted loss per share from
 continuing operations...............................       6,937                                     8,664
                                                          =======                                  ========


                                                                    Cybex/Tectrix
                                                          Tectrix       Pro Forma      Combined
                                                         Historical     Adjustments    Pro Forma
                                                         ----------  ---------------  ----------
Net sales............................................    $33,357      $   (5,553)(j)   $143,951
Cost of sales........................................     22,116          (4,022)(k)     86,984
                                                         -------      ----------       --------
    Gross profit.....................................     11,241          (1,531)        56,967
                                                         -------      ----------       --------
Selling, general and administrative expenses.........     11,816            (679)(l)     58,248
                                                                             810 (m)
                                                                          (1,426)(n)
Nonrecurring charges.................................        --              --             --
                                                         -------      ----------       --------
   Operating loss from continuing
     operations......................................       (575)           (236)        (1,281)
Interest expense, net................................       (370)         (1,866)(o)     (3,032)
                                                         -------      ----------       --------
Loss before income taxes from continuing operations..       (945)         (2,102)        (4,313)
Income tax provision (benefit).......................          4          (1,021)(p)     (1,510)
                                                         -------      ----------       --------
Loss from continuing operations......................    $  (949)     $   (1,081)      $ (2,803)
                                                         =======      ==========       ========
Basic loss per share from continuing operations......                                  $   (.32)
                                                                                       ========
Diluted loss per share from continuing operations....                                  $   (.32)
                                                                                       ========
Shares used in computing basic loss per
 share from continuing operations....................                                     8,664
                                                                                       ========
Shares used in computing diluted loss per share from
 continuing operations...............................                                     8,664
                                                                                       ========



        The accompanying notes are an integral part of these statements.

                           CYBEX INTERNATIONAL, INC.
                           -------------------------


                          NOTES TO UNAUDITED PRO FORMA
                          ----------------------------

                         COMBINED FINANCIAL STATEMENTS
                         -----------------------------



1.  HISTORICAL:
--  -----------

On May 23, 1997, the merger between a wholly owned subsidiary of Cybex and Trotter was consummated (the "Merger") with Trotter surviving the Merger as a subsidiary of Cybex. The transaction was accounted for as a purchase with Trotter deemed to be the acquiring company for accounting purposes and, therefore, the surviving company for financial reporting. As a result, the Company's historical balances included in the unaudited pro forma combined statement of operations for the year ended December 31, 1997 include the results of Trotter for the entire year and include the combined results of Trotter and Cybex from the May 23, 1997 acquisition date to December 31, 1997, as reported in the consolidated financial statements included in the Company's Form 10-K. The historical balances of the Company included in the unaudited pro forma combined financial statements as of March 28, 1998 and for the three months then ended represent the financial position and results of operations of the Company as reported in the consolidated financial statements included in the Company's Form 10-Q as of March 28, 1998. The pre-merger historical balances of Cybex included in the unaudited pro forma combined statement of operations for the year ended December 31, 1997 include the results of Cybex for the period from January 1, 1997 through the May 23, 1997 merger date. The historical balances of Tectrix included in the unaudited pro forma combined financial statements represent the financial position and results of operations of Tectrix as reported in their financial statements included herein.

2.  ACQUISITION OF TECTRIX:
--  -----------------------

On May 21, 1998, Cybex entered into an agreement with Tectrix (the "Agreement") whereby Cybex acquired all of the outstanding common stock of Tectrix (the "Acquisition"). The purchase price consisted of cash of $21,060,000, of which $2,585,000 was used by Tectrix stockholders to repay Tectrix debt, and a promissory note in the amount of $2,340,000. In addition, the selling stockholders have the right to receive aggregate additional payments of up to $6,600,000 based on Tectrix's post-closing margin performance during the three-year period following acquisition, as defined. The Acquisition will be accounted for using the purchase method of accounting and the parties have made a Section 338(h)10 election for the acquisition to be accounted for as an asset purchase for income tax purposes. In connection with the Acquisition, Cybex entered into a new credit agreement, which provides for a term loan of $25,000,000 and revolving loans up to $30,000,000.

In connection with the Acquisition, the Company will discontinue Tectrix's virtual reality product line and treadmill product line, which is currently in development, and will close Tectrix's international sales offices. The costs associated with the product line discontinuances and the exit costs of the international sales offices will be included in the application of purchase accounting by the Company. The Company also plans to discontinue manufacturing Cybex's bike. The costs to discontinue the Cybex bike will be charged to the statement of operations upon consummation of the Acquisition.

3.  CYBEX/TROTTER MERGER:
--  ---------------------

On May 23, 1997, a subsidiary of Cybex merged with Trotter with Trotter surviving the merger as a subsidiary of Cybex (see Note 1). Pursuant to the terms of the Merger, 4,273,056 shares of the Company's Common stock were issued to a subsidiary of UM Holdings, Ltd. (UM), the sole stockholder of Trotter, in exchange for all of the issued and outstanding Trotter shares. The purchase price of the Merger was $44,102,000 which consisted of the $42,457,000 market value of Cybex Common stock (4,381,555 shares outstanding multiplied by the $9.69 per share five day average share price ending December 31, 1996) and transaction costs of $1,645,000. The Company assigned $2,500,000 to in-process research and development and such amount was charged to operations in the Company's historical statement of operations for the year ended December 31, 1997. The Company also recorded goodwill of $10,097,000, which is being amortized on a straight-line basis over 30 years.

In connection with the Merger, the Company discontinued Cybex's commercial treadmill product line, closed Cybex's Colorado Springs, Colorado corporate offices, terminated Cybex's European joint venture and closed Trotter's Sharpsville, Pennsylvania facility. The costs to discontinue Cybex's commercial treadmill product line, close Cybex's Colorado Springs facility and terminate Cybex's European joint venture were included in the application of purchase accounting by the Company. The costs to exit the Sharpsville facility and the write-off of related intangible assets totaled $2,734,000 and were charged to the Company's statement of operations for the year ended December 31, 1997. Revenues and costs related to Cybex's commercial treadmill product line have been eliminated in the unaudited combined pro forma statement of operations for the year ended December 31, 1997.

Additionally, prior to the Merger, Cybex completed the sale of substantially all of the assets of its Lumex Division to Fuqua Enterprises, Inc. ("Fuqua") for $40,750,000 in cash. The asset sale agreement provided for a post-closing adjustment to the sales price based on the change in the net assets of the Lumex Division from December 31, 1995, through the closing date. Fuqua claimed that the stated amount of the net assets of the Lumex Division was overstated. Prior to the Merger, Cybex determined to proceed with arbitration to resolve the dispute. A final decision with respect to the arbitration was received on February 3, 1998, which resulted in the Company recording a $1,900,000 charge in the fourth quarter of 1997 related to the arbitration and accrued professional fees.

While the arbitration is complete, during 1997 Fuqua notified Cybex of a separate claim for breaches of certain of Cybex's representations and warranties in the asset sale agreement involving substantially the same matters submitted to the arbitrator. In February 1998, Fuqua commenced an action in the State Court of Georgia against the Company.

4.  PRO FORMA BALANCE SHEET ADJUSTMENTS:
--  ------------------------------------

  a) Reflects decreases in inventories resulting from the following:

     Discontinuance of the Tectrix virtual reality product line     $407,000
     Discontinuance of the Cybex bike                                516,000
                                                                    --------
                                                                    $923,000
                                                                    ========

  b) Reflects decreases to fixed assets resulting from the following:

     Discontinuance of the Tectrix virtual reality product line      $  185,000
     Discontinuance of the Cybex bike                                   919,000
                                                                     ----------
                                                                     $1,104,000
                                                                     ==========


  c) Reflects a $16,334,000 increase in goodwill as a result of applying purchase accounting (the purchase price of $23,400,000 less the book value of Tectrix on March 31, 1998 of $4,396,000 less $2,670,000 for the Tectrix debt which was repaid by the Tectrix stockholders).

  d) Reflects a net increase in goodwill resulting from the following:

     Estimated transaction costs                                     $  400,000
     Discontinuance of the Tectrix virtual reality product line       1,181,000
     International subsidiary exit costs                                100,000
     Severance and relocation                                           101,000
     Discontinuance of Tectrix treadmill                                371,000
     Allocation of purchase price to prepaid insurance provided by
       the Tectrix stockholders                                        (645,000)
                                                                     ----------
                                                                     $1,508,000
                                                                     ==========

  e) Reflects the income tax benefit of the charges related to the discontinuance of Cybex's bike.

  f) Reflects a net increase in other assets resulting from the following:

     Prepaid insurance provided by the Tectrix stockholders          $ 645,000
     Write-off of intangible assets related to the Tectrix virtual
      reality product line                                            (489,000)
                                                                     ---------
                                                                     $ 156,000
                                                                     =========

  g) Reflects liabilities relating to the following:

     Transaction costs                                               $  400,000
     Tectrix severance and relocation                                   101,000
     International subsidiary exit costs                                100,000
     Discontinuance of the Tectrix virtual reality product line         100,000
     Discontinuance of the Tectrix treadmill product line               371,000
                                                                     ----------
                                                                     $1,072,000
                                                                     ==========

  h) Reflects increased borrowings incurred to acquire Tectrix.

  i) Reflects the retained earnings effect of the discontinuance of the Cybex bike.


5.  PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS:
--  ----------------------------------------------

Cybex Acquisition of Tectrix: Pro Forma Adjustments For the Three Months Ended March 28, 1998 and For the Year Ended December 31, 1997--

  j) Reflects a decrease in revenue resulting from the discontinuance of Tectrix's virtual reality product line.

  k) Reflects a decrease in cost of sales resulting from the discontinuance of Tectrix's virtual reality product line.

  l) Reflects decreased amortization expense on intangible assets related to the Tectrix virtual reality product line.

  m) Reflects additional amortization expense related to goodwill and prepaid insurance resulting from the acquisition of Tectrix. Goodwill resulting from the acquisition is being amortized on a straight-line basis over 30 years and prepaid insurance is being amortized over the three year life of the policy.

  n) Reflects a decrease in direct costs related to Tectrix's virtual reality product line and treadmill product line which will be eliminated as a direct result of the acquisition, as follows:

                                               For the Three Months Ended             For the Year Ended
                                                     March 28, 1998                    December 31, 1997
                                               --------------------------             ------------------
Costs related to Tectrix's virtual reality
  product line                                        $110,000                            $1,170,000
Costs related to Tectrix's treadmill
  product line                                         121,000                               256,000
                                                      --------                            ----------
                                                      $231,000                            $1,426,000
                                                      ========                            ==========

Management believes that significant additional costs were incurred by Tectrix for the three months ended March 28, 1998 and the year ended December 31, 1997 related to the virtual reality product line, however, such costs cannot be specifically identified and, therefore, have not been eliminated in the unaudited pro forma statement of operations.

  o) Reflects additional interest expense from the debt incurred to finance the purchase of Tectrix, using an average interest rate of 9.0%, net of the reduction in Tectrix interest expense as a result of the repayment of Tectrix debt in connection with the acquisition.

  p) To adjust the income tax provision using appropriate rates.

  The unaudited pro forma combined statements of operations do not include one-time, after-tax charges expected to be incurred upon consummation of the Tectrix acquisition of $861,000 related to the discontinuance of the Cybex bike.

Cybex/Trotter Merger: Pro Forma Adjustments For the Twelve Months Ended December 31, 1997--

  q) Reflects decrease in revenue related to discontinuance of the Cybex treadmill product line.

  r) Reflects decreased cost of sales related to the following:

         Sharpsville facility costs                    $  158,000
         Sharpsville depreciation                          68,000
         Cybex's commercial treadmill line              1,786,000
                                                       ----------
                                                       $2,012,000
                                                       ==========

  s) Reflects decreased selling, general and administrative expenses related to the Sharpsville plant closure and the discontinuance of Cybex's treadmill product line, as follows:

         Sharpsville amortization                             $163,000
         Costs related to Cybex's commercial treadmill line    130,000
         Costs related to Trotters' Sharpsville facility       242,000
                                                              --------
                                                              $535,000
                                                              ========

  t) Reflects professional fees incurred by Cybex related to the Merger which were expensed to the Cybex historical statement of operations because Trotter was deemed to be the acquiror for accounting purposes.

  u) Reflects the $235,000 decrease in Cybex executive support compensation as a direct result of the Merger.

  v) Reflects additional amortization expense related to the goodwill resulting from the Merger. Merger goodwill is being amortized on a straight-line basis over 30 years.

  w) Reflects the reduction of nonrecurring charges of $7,134,000, comprised of costs of $2,734,000 related to the Sharpsville plant closure, the write-off of acquired research and development of $2,500,000 and $1,900,000 of costs related to the Fuqua arbitration (see Note 3).

  x) To adjust the income tax provision using appropriate rates.

The unaudited pro forma combined statement of operations does not include one-time, after-tax charges incurred upon consummation of the Cybex/Trotter merger as follows:

        Sharpsville closure and asset write-offs    $1,705,000
        Fuqua settlement                             1,178,000
        Research and development charge              2,500,000
                                                    ----------
                                                    $5,383,000
                                                    ==========

6.  PRO FORMA EARNINGS PER SHARE:
--  -----------------------------

The shares used in computing pro forma earnings per share for the three months ended March 28, 1998 represent the Company's historical weighted average shares outstanding (basic) and the dilutive effect of Common stock options (diluted). The shares used in computing pro forma loss per share for the year ended December 31, 1997 represent Cybex's historical weighted average shares outstanding and Trotter's historical weighted average shares outstanding, adjusted by the exchange ratio pursuant to the merger agreement (see Note 3).

                        TECTRIX FITNESS EQUIPMENT, INC.
                        -------------------------------

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                      ------------------------------------

                                 MARCH 31, 1998
                                 --------------

                    (in thousands, except share information)


                          ASSETS
                          ------
Current assets:
 Cash and cash equivalents...................................      $   208
 Accounts receivable, net....................................        4,829
 Inventories.................................................        4,317
 Prepaid expenses and other..................................          200
                                                                   -------
     Total current assets....................................        9,554
 Property and equipment, net.................................        1,278
 Other assets................................................          656
                                                                   -------
                                                                   $11,488
                                                                   =======
            LIABILITIES AND STOCKHOLDER'S EQUITY
            ------------------------------------
Current liabilities:
 Line of credit..............................................      $ 1,726
 Current portion of long-term debt...........................        1,044
 Accounts payable............................................        2,800
 Accrued expenses............................................        1,122
                                                                   -------
     Total current liabilities...............................        6,692
 Long-term debt..............................................          400
                                                                   -------
     Total liabilities.......................................        7,092
                                                                   -------
Commitments and contingencies
Stockholder's equity:
 Common stock, no par value, 15,000,000
  shares authorized, 7,288,561 shares
  issued and outstanding.....................................        5,923
 Accumulated deficit.........................................       (1,484)
 Cumulative translation adjustment...........................          (43)
                                                                   -------
     Total stockholder's equity..............................        4,396
                                                                   -------
                                                                   $11,488
                                                                   =======

        The accompanying notes are an integral part of these statements.

                        TECTRIX FITNESS EQUIPMENT, INC.
                        -------------------------------

                UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                -----------------------------------------------

                  (in thousands, except per share information)

                                                               Three Months Ended
                                                                    March 31
                                                        -------------------------------
                                                             1998             1997
                                                        ---------------  ---------------
Net sales..............................................     $8,997           $8,174
Cost of sales..........................................      5,920            5,266
                                                            ------           ------
     Gross profit......................................      3,077            2,910
Selling, general and administrative expenses...........      2,690            2,658
                                                            ------           ------
     Operating income..................................        387              250
Interest expense, net..................................         88               92
                                                            ------           ------
Income before income taxes.............................        299              158
Income taxes...........................................          9               --
                                                            ------           ------
Net income.............................................     $  290           $  158
                                                            ======           ======

        The accompanying notes are an integral part of these statements.

                        TECTRIX FITNESS EQUIPMENT, INC.
                        -------------------------------

                UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                -----------------------------------------------

                                 (in thousands)

                                                                        Three Months Ended
                                                                             March 31
                                                                   ---------------------------
                                                                      1998              1997
                                                                   ---------          --------
Operating activities:
 Net income.....................................................      $ 290            $  158
 Adjustments to reconcile net income to net cash
 provided by (used in) operating activities-
   Depreciation and amortization................................        150               256
   Changes in operating assets and liabilities--
     Accounts receivable........................................       (226)              727
     Inventories, prepaid expenses and other assets.............       (331)             (142)
     Accounts payable and accrued expenses......................         86              (882)
                                                                      -----            ------
       Net cash provided by (used in) operating activities......        (31)              117
                                                                      -----            ------
Investing activities:
 Purchases of property and equipment............................        (86)              (77)
                                                                      -----            ------
Financing activities:
 Repayment of long-term debt and line of credit.................       (426)               --
 Payment of dividends...........................................         --              (490)
                                                                      -----            ------
       Net used in financing activities.........................       (426)             (490)
                                                                      -----            ------
       Effect of foreign currency rate fluctuation on cash......         (9)             (133)
                                                                      -----            ------
Net decrease in cash and cash equivalents.......................       (552)             (583)
Cash and cash equivalents, beginning of period..................        760             1,173
                                                                      -----            ------
Cash and cash equivalents, end of period........................      $ 208            $  590
                                                                      =====            ======

        The accompanying notes are an integral part of these statements.

                        TECTRIX FITNESS EQUIPMENT, INC.
                        -------------------------------


              CONDENSED NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              ----------------------------------------------------

                                  (unaudited)



1. BASIS OF PRESENTATION:
   ----------------------

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-Q and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and changes in cash flows in conformity with generally accepted accounting principles. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

2. PURCHASE AGREEMENT:
   -------------------

On May 21, 1998, Tectrix common shareholders agreed to sell 100% of their outstanding shares to Cybex International ("Cybex") in exchange for $21,060,000 in cash and a promissory note in the amount of $2,340,000. In addition, the selling shareholders have the right to receive aggregate additional payments up to $6,600,000 based upon Tectrix's post-closing margin performance during the three-year period following May 21, 1998, as defined.

3. INVENTORIES:
   ------------

Inventories are stated at the lower of cost (weighted average) or market and consist of the following at March 31, 1998 (in thousands):

            Raw materials........................    $2,117
            Work-in-process......................       210
            Finished goods.......................     1,990
                                                     ------
                                                     $4,317
                                                     ======

4. MERGER BETWEEN TECTRIX FITNESS EQUIPMENT, INC.
   -----------------------------------------------
   AND TECTRIX INTERNATIONAL, INC.:
   --------------------------------

Effective March 11, 1998, Tectrix Fitness Equipment, Inc. (the "Company") and Tectrix International, inc. ("TI") (collectively the "Companies") entered into an agreement to merge TI into the Company through the issuance of one share of the Company's stock in exchange for all of the outstanding stock of TI. Prior to the merger, the Companies were controlled through common ownership. The transaction was accounted for as merger between entities under common control and the net assets of TI were recorded at historical cost. For all periods prior to the merger, the accompanying financial statements include the consolidated financial statements of the Company combined with the financial statements of TI.

                         Report of Independent Auditors

The Board of Directors
Tectrix Fitness Equipment, Inc.
Tectrix International, Inc.

We have audited the accompanying combined balance sheet of Tectrix Fitness Equipment, Inc. and Tectrix International, Inc., (the Companies) as of December 31, 1997, and the related combined statements of operations, stockholders' equity and cash flows for the year then ended. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audit. We did not audit the 1997 financial statements of a certain foreign entity which statements reflect total assets of $800,000 as of December 31, 1997 and total revenues of $1,855,000 for the year then ended. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the 1997 data included for that foreign entity, is based solely on the report of the other auditor.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Companies at December 31, 1997, and the combined results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.


                                      /s/ Ernst & Young LLP
                                      --------------------------------
February 27, 1998

                      TECTRIX FITNESS EQUIPMENT (UK) LTD

                               AUDITORS' REPORT

                      AUDITORS' REPORT TO THE MEMBERS OF

                      TECTRIX FITNESS EQUIPMENT (UK) LTD

We have audited the financial statements of Tectrix Fitness Equipment (UK) Ltd. which have been prepared under the historical cost convention and the accounting policies set out on pages F-23 through F-26.

RESPECTIVE RESPONSIBILITY OF DIRECTORS AND AUDITORS

The Company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error or other irregularity. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs as at 31st December 1997 and of its loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.




                                                          /s/ SJ MAYLED & CO.
                                                              SJ MAYLED & CO.
Cardiff                                                      Registered Auditors
4th February 1998                                          Chartered Accountants

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

                             Combined Balance Sheet

                               December 31, 1997


ASSETS
Current assets:
 Cash                                                       $   760,000
 Accounts and notes receivable, less allowance
  for doubtful accounts of $206,000                           4,603,000

 Inventories                                                  4,024,000
 Prepaid expenses                                               152,000
                                                            -----------
Total current assets                                          9,539,000

Equipment and leasehold improvements, net                     1,257,000

Intangibles and other assets, net                               751,000
                                                            -----------
Total assets                                                $11,547,000
                                                            ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Line of credit                                             $ 2,124,000
 Accounts payable                                             2,683,000
 Accrued compensation                                           504,000
 Accrued warranty costs                                         381,000
 Other accrued expenses                                         268,000
 Current portion of long-term debt                            1,072,000
                                                            -----------
Total current liabilities                                     7,032,000

Long-term debt, less current portion                            400,000

Commitments and contingencies

Stockholders' equity:
 Tectrix Fitness Equipment, Inc.:
   Common stock, no par value
     Authorized shares  15,000,000
     Issued and outstanding shares  7,288,561                 5,923,000
 Tectrix Fitness Equipment (UK) Limited:
   Common stock, (Pounds).01 par value
     Authorized shares  10,000
     Issued and outstanding shares  none                            --
 Tectrix International, Inc.:
   Common stock, no par value
     Authorized shares  15,000,000
     Issued and outstanding shares  none                            --
 Accumulated deficit                                         (1,774,000)
 Foreign currency translation adjustment                        (34,000)
                                                            -----------
Total stockholders' equity                                    4,115,000
                                                            -----------
Total liabilities and stockholders' equity                  $11,547,000
                                                            ===========

See accompanying notes.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

                        Combined Statement of Operations

                      For the year ended December 31, 1997


Net sales                                                     $33,357,000

Cost of goods sold                                             22,116,000
                                                              -----------
Gross profit                                                   11,241,000

Operating expenses:
  Selling, general and administrative                           8,246,000
  Research and development                                      2,791,000
  Other expense                                                   779,000
                                                              -----------
  Operating loss                                                 (575,000)

  Interest expense                                                370,000
                                                              -----------
Loss before income tax expense                                   (945,000)

Income tax expense                                                  4,000
                                                              -----------
Net loss                                                      $  (949,000)
                                                              ===========


See accompanying notes.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

                   Combined Statement of Stockholders' Equity

                      For the year ended December 31, 1997


                                         TECTRIX FITNESS        TECTRIX FITNESS EQUIPMENT
                                         EQUIPMENT, INC.               (UK) LIMITED
                                          COMMON STOCK                 COMMON STOCK
                                 ---------------------------------------------------------
                                      SHARES        AMOUNT         SHARES        AMOUNT
                                 ---------------------------------------------------------
Balance at December 31, 1996          6,367,284     $2,911,000       10,000   $     --
 Issuance of shares to retire
  subordinated notes payable and
  accrued interest                      921,277      3,012,000          --          --


 Acquisition of Tectrix Fitness
  Equipment (UK) Limited by
  Tectrix Fitness Equipment, Inc.           --             --       (10,000)        --

 Dividends to Tectrix Fitness
  Equipment, Inc. common
  shareholders                              --             --           --          --
 Foreign currency translation
  adjustment                                --             --           --          --
 Net loss                                   --             --           --          --
                                     ---------------------------------------------------
Balance at December 31, 1997          7,288,561     $5,923,000          --    $     --
                                     ===================================================

                                                         FOREIGN
                                                        CURRENCY
                                     ACCUMULATED      TRANSLATION
                                       DEFICIT         ADJUSTMENT        TOTAL
                                     -------------------------------------------
Balance at December 31, 1996         $  (335,000)       $ 59,000      $2,635,000
 Issuance of shares to retire
  subordinated notes payable and
  accrued interest                           --              --        3,012,000
 Acquisition of Tectrix Fitness
  Equipment (UK) Limited by
  Tectrix Fitness Equipment, Inc.            --              --              --
 Dividends to Tectrix Fitness
  Equipment, Inc. common
  shareholders                          (490,000)            --         (490,000)
 Foreign currency translation
  adjustment                                 --          (93,000)        (93,000)
 Net loss                               (949,000)            --         (949,000)
                                     -------------------------------------------
Balance at December 31, 1997         $(1,774,000)       $(34,000)     $4,115,000
                                     ===========================================

See accompanying notes.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

                        Combined Statement of Cash Flows

                     For the year ended December 31, 1997

OPERATING ACTIVITIES
Net loss                                                         $ (949,000)
Adjustments to reconcile net loss to net cash provided by
 (used in) operating activities:
   Depreciation                                                     396,000
   Amortization                                                     688,000
   Changes in operating assets and liabilities, net of
    effects of acquisition:
     Accounts and notes receivable                                 (720,000)
     Inventories                                                   (246,000)
     Prepaid expenses and other assets                              (35,000)
     Accounts payable                                               385,000
     Accrued expenses                                                (2,000)
                                                                 ----------
Net cash used in operating activities                              (483,000)
INVESTING ACTIVITIES
Purchases of equipment and leasehold improvements                  (601,000)
Purchase of intangibles                                             (26,000)
                                                                 ----------
Net cash used in investing activities                              (627,000)
FINANCING ACTIVITIES
Net borrowings on line of credit                                    324,000
Borrowings on long-term debt                                      1,000,000
Payments on long-term debt                                         (128,000)
Dividends paid                                                     (490,000)
                                                                 ----------
Net cash provided by financing activities                           706,000
Effect of foreign currency rate fluctuations on cash                 (9,000)
                                                                 ----------
Decrease in cash                                                   (413,000)
Cash at beginning of year                                         1,173,000
                                                                 ----------
Cash at end of year                                              $  760,000
                                                                 ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                           $  370,000
                                                                 ==========
Cash paid for income taxes                                       $   30,000
                                                                 ==========
SUPPLEMENTAL NONCASH INVESTING AND FINANCING ACTIVITIES
Issuance of common stock to retire subordinated notes
 payable and accrued interest                                    $3,012,000
                                                                 ==========

See accompanying notes.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

                     Notes to Combined Financial Statements

                               December 31, 1997

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Tectrix Fitness Equipment, Inc., designs, manufactures and distributes high-end, microprocessor-controlled cardiovascular fitness equipment for the commercial and consumer markets in the United States and internationally.

PRINCIPLES OF COMBINATION

The accompanying combined financial statements include the consolidated financial statements of Tectrix Fitness Equipment, Inc. (the Company) and the financial statements of Tectrix International, Inc. (TI), (collectively the Companies). The Companies are controlled through common ownership. During 1997, the Company acquired 100% of the stock of Tectrix Fitness Equipment (UK) Limited (TFE-UK). The Company and TI own a 79% interest and a 21% interest, respectively, in Tectrix Fitness Equipment Vertriebs GmbH (TFE - GmbH). The financial statements of TFE-GmbH and TFE-UK have been consolidated with the Company prior to combination. All material intercompany balances and transactions have been eliminated in combination.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual amounts could differ from those estimates.

INVENTORIES

Inventories are stated at the lower of cost, using the first-in, first-out ("FIFO") method, or market.

EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements are stated at cost. Depreciation is provided using the declining balance method, which is not materially different than the straight-line method, over the estimated useful lives of the assets ranging from 5 to 7 years.

INTANGIBLE ASSETS

Intangible assets are stated at cost and are amortized using the straight-line method over the following estimated lives:

     Patents                                                   15 years
     Technology and trade secrets                              2 years
     Capitalized software                                      2 years

RECOVERABILITY OF LONG-LIVED ASSETS

The Company routinely evaluates the carrying value of long-lived assets to determine if impairment exists based upon estimated undiscounted future cash flows. The impairment, if any, is measured by the difference between carrying value and estimated discounted future cash flows and is charged to expense in the period identified. It is at least reasonably possible that the Company's estimate of future undiscounted cash flows may change during 1998. In addition, if the Company's estimate of future undiscounted cash

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECOVERABILITY OF LONG-LIVED ASSETS (CONTINUED)

flows should change or if the operating plan is not achieved, future analyses may indicate insufficient future undiscounted cash flows to recover the carrying value of the Company's long-lived assets, in which case such assets would be written down to estimated fair value.

REVENUE RECOGNITION

Revenue from the sale of products is recognized upon shipment. Sales to the Companies' customers are generally made on open account terms. The Companies perform periodic credit evaluations of their ongoing customers and do not generally require collateral. Reserves are maintained for potential credit losses and such losses have been within management's expectations.

ADVERTISING COSTS

The production cost of advertising is charged to expense as incurred. Total advertising expense was $540,000 in 1997.

INCOME TAXES

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code for federal and state income tax reporting purposes. As an S corporation, income is passed to the stockholders and is not taxed directly for federal income tax reporting purposes and is only subject to a nominal state franchise tax. TI has elected to be taxed under the provisions of Subchapter C of the Internal Revenue Code. TFE-UK and TFE-GmbH are taxed under the tax rules of Great Britain and Germany, respectively.

FOREIGN CURRENCY TRANSLATION

Foreign currency financial statements of foreign operations where the local currency is the functional currency are translated using the exchange rates in effect at period-end for assets and liabilities and average exchange rates during the period for results of operations. Related translation adjustments are reported as a separate component of stockholders' equity.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees (APB 25) and related interpretations in accounting for its employee stock options because the alternative fair value accounting provided for under Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation (SFAS No. 123) requires the use of option valuation models that were not developed for use in valuing employees stock options. Under APB 25, when the exercise price of the Company's employee stock options equals the market price of the underlying stock on the date of grant, no compensation expense is recognized.

NEW ACCOUNTING PRONOUNCEMENTS

In June 1997, the Financial Accounting Standards Board issued SFAS No. 130, Reporting Comprehensive Income and SFAS No. 131, Segment Information. Both of these standards are effective for fiscal years beginning after December 15, 1997. SFAS No. 130 requires that all components of comprehensive income, including net income, be reported in the financial statements in the period in which they are recognized. Comprehensive income is defined as the change in equity during a period from transactions and other events and circumstances from non-owner sources. Net income and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments, shall be reported, net of their related tax effect, to arrive at comprehensive income. SFAS No. 131 amends the requirements for public enterprises to report financial and descriptive information about its reportable operating segments. Operating segments, as defined in SFAS No. 131, are components of an enterprise for which separate financial information is available and is evaluated regularly by the Company in deciding how to allocate resources and in assessing performance. The financial information is required to be reported on the basis that is used internally for evaluating the segment performance. The Company believes it operates in one business and operating segment and does not believe the adoption of these standards will have a material impact on the Company's combined financial statements.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


2. INVENTORIES

Inventories consist of the following:

   Raw materials                                $2,231,000
   Work in process                                 319,000
   Finished goods                                1,474,000
                                                ----------
                                                $4,024,000
                                                ==========

3. EQUIPMENT AND LEASEHOLD IMPROVEMENTS

Equipment and leasehold improvements consist of the following:

   Machinery and equipment                              $1,776,000
   Computer equipment and software                         418,000
   Furniture, fixtures and office equipment                244,000
   Leasehold improvements                                  120,000
                                                        ----------
                                                         2,558,000
   Less accumulated depreciation                         1,301,000
                                                        ----------
                                                        $1,257,000
                                                        ==========

4. INTANGIBLES AND OTHER ASSETS

Intangibles and other assets consist of the following:

   Technology and trade secrets                         $  872,000
   Patents                                                 723,000
   Capitalized software                                    375,000
   Deposits                                                 66,000
                                                        ----------
                                                         2,036,000
   Less accumulated amortization                         1,285,000
                                                        ----------
                                                        $  751,000
                                                        ==========

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


5. LINE OF CREDIT AND LONG-TERM DEBT

Line of Credit

The Company has a $4,000,000 line of credit with a bank (the Agreement), bearing interest at prime plus 0.25% (8.75% at December 31, 1997). The line is secured by substantially all the assets of the Company, expires on September 30, 1998 and is guaranteed by three stockholders. The Agreement requires maintenance of certain financial covenants pertaining to key financial ratios and a minimum level of tangible net worth. The Company was in compliance with these covenants at December 31, 1997.

The weighted-average interest rate on the line of credit was 8.9% in 1997.

LONG-TERM DEBT

Long-term debt consists of the following:

   Note payable, bearing interest at prime plus .5%
    (9.0% at December 31, 1997), maturing on
    September 30, 1998, secured by substantially all
    the assets of the Company                               $  972,000
   Long-term payable maturing as follows: $100,000
    annually 1997 to 1999, $150,000 annually 2000 and 2001     500,000
                                                            ----------
                                                             1,472,000
   Less current portion                                      1,072,000
                                                            ----------
                                                            $  400,000
                                                            ==========

The fair value of the note payable is estimated at its carrying value as the note payable bears interest at prevailing market rates. The long-term payable is not subject to fluctuations in market rates and is therefore also considered to be stated at fair market value.

In September 1997, subordinated notes payable to stockholders bearing interest at 7% totaling $2,910,000 and accrued interest aggregating $102,000 were converted into 921,277 shares of the Company's common stock.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)

6. INCOME TAXES

The Companies utilize the liability method of accounting for income taxes whereby deferred taxes are determined based on differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

The primary difference between the Company's effective income tax rate and the statutory federal rate for the year ended December 31, 1997 relates primarily to losses incurred for which no tax benefit was recognized.

At December 31, 1997, TFE-UK and TFE-GmbH had net operating loss carryforwards of approximately $600,000 and $430,000 for United Kingdom and German income tax purposes, respectively, which can be carried forward indefinitely. In addition, the Company had a net operating loss of approximately $50,000 arising from its acquisition of CyberGear, Inc. This net operating loss is suspended for federal income tax purposes until such time as the Company's S election terminates. The Company also has S corporation state net operating loss carryforwards totaling $307,000.

Significant components of the deferred tax assets are as follows:

Net operating loss carryforwards                     $  410,000
Valuation reserve                                      (410,000)
                                                     ----------
                                                     $      --
                                                     ==========

Losses before income taxes attributable to foreign operations were $498,000 in 1997.

7. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Companies lease certain equipment and office and production facilities under operating lease agreements which expire through June 2001.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

LEASE COMMITMENTS (CONTINUED)

Future minimum lease payments at December 31, 1997 under noncancelable leases with initial terms in excess of one year are as follows:

   1998                               $  467,000
   1999                                  452,000
   2000                                  442,000
   2001                                  221,000
                                      ----------
                                      $1,582,000
                                      ==========

Rent expense in 1997 was $589,000.

The Company has entered into agreements with certain suppliers for the production of subassemblies. The minimum purchase commitment under these contracts at December 31, 1997 was approximately $304,000. Total purchases from one such supplier were $5,565,000 in 1997.

FLOORPLAN REPURCHASE AGREEMENT

As an inducement to authorized dealers to increase their floor plan inventory to enhance the visability of the Company's product, the Company has contracted with a financial institution to provide financial assistance to certain dealers. Under the contract, the Company has agreed to repurchase any merchandise sold by the Company that was financed by the institutions. The financing is normally for 30 to 90 days. During 1997, the institutions financed approximately $3,036,000 under this arrangement. At December 31, 1997, the Company is contingently liable for approximately $544,000 of merchandise sold under this arrangement. During 1997, the Company was not required to repurchase any merchandise subject to this agreement.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


7. COMMITMENTS AND CONTINGENCIES (CONTINUED)

PROFIT SHARING AND MONEY PURCHASE PLAN

The Company has a contributory profit sharing plan (the Profit Sharing Plan) whereby employees with one year of service are eligible to participate and may contribute up to 15% of their salaries to the Profit Sharing Plan. The Company matches the lesser of 7% of the employees' salary or the employees' individual contribution and may also make discretionary contributions as determined by the Board of Directors. In 1997, the Company contributed $234,000 to the Profit Sharing Plan.

The Company also has a noncontributory money purchase plan (the Purchase Plan) whereby employees with one year of service are eligible to participate in the Purchase Plan. The Company may contribute up to 3% of eligible employee salaries. In 1997, the Company contributed $50,000 to the Purchase Plan. The Company discontinued contributions to the Purchase Plan beginning June 1997.

8. STOCKHOLDERS' EQUITY

TECTRIX INTERNATIONAL, INC.

At December 31, 1997, Tectrix International, Inc. had not issued shares to the owners of TI. Accordingly, the accompanying combined statements of stockholders' equity disclose no outstanding shares for TI at December 31, 1997.

STOCKHOLDERS' AGREEMENTS

In connection with the 1996 acquisition of CyberGear, Inc., the former CyberGear stockholders may require the Company to repurchase all of their shares of common stock and options, which were formerly CyberGear shares and options, if there is not either a public offering (as defined) or a disposition (as defined) by February 29, 1999.

The Company has also entered into an agreement with its stockholders that gives the Company the right of first refusal on any sales of shares by the stockholders.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


8. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS

The Tectrix Fitness Equipment, Inc. 1997 Stock Option/Stock Issuance Plan (the 1997 Plan) provides for the granting of incentive stock options (ISOs) and nonstatutory stock options (NSOs) to purchase shares of the Company's common stock to employees, officers, directors and consultants. Options expire no later than ten years after date of grant and generally vest over five years. When the stock options are issued, the option holders may elect to exercise their stock options and obtain unvested stock. The unvested stock then vests over the same period as the life of the original options. Unvested shares are subject to repurchase by the Company. The exercise price per share for the options may not be less than 85% of the fair market value of the stock on the date of grant (110% of the fair market value for shareholders with a 10% or more interest in the Company). The 1997 Plan also allows the Company to provide direct stock issuances of vested or unvested shares.

The 1997 Plan is designed to serve as the successor to the previous 1990 Incentive Stock Option Plan (the 1990 Plan). All outstanding options under the 1990 Plan have been incorporated into the 1997 Plan, however, the options will continue to be governed by the provisions of the agreements evidencing those grants. Options under the 1990 Plan expire no later than ten years after date of grant and generally vest over five years.

In connection with the 1996 acquisition of CyberGear, Inc., the Company assumed the CyberGear, Inc. 1992 Stock Option Plan (the 1992 Plan) for all participants of the 1992 Plan. The 1992 Plan provides for the grant of ISOs and NSOs to purchase shares of the Company's common stock to employees, officers, directors and consultants. The option price per share may not be less than the minimum legal consideration required on the grant date for NSOs, nor less than the fair value of the common stock on the date of grant for ISOs. Options expire no later than ten years after date of grant and generally vest over three years.

At December 31, 1997, there were 1,278,892 common shares reserved for issuance under the 1992 Plan and the 1997 Plan.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


8. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

Stock option activity under the Plans is as follows:


                                                                     WEIGHTED
                                                                     AVERAGE
                                           NUMBER OF    EXERCISE     EXERCISE
                                            OPTIONS      PRICE        PRICE
                                        ---------------------------------------
  Balance at December 31, 1996               855,008   $ .95-3.60         $4.29
    Granted                                  181,200    3.27-5.88          3.34
    Canceled                                (237,400)   1.55-5.88          3.70
                                            --------
  Balance at December 31, 1997               798,808     .95-5.88          3.99
                                            ========

The weighted average fair value of options issued in 1997 was $.96. Options outstanding at December 31, 1997 were as follows:

                                                               WEIGHTED AVERAGE
                                                                   REMAINING
NUMBER OF OPTIONS     EXERCISE PRICE         EXERCISABLE       CONTRACTUAL LIFE
---------------------------------------------------------------------------------
      113,400                $ .95              113,400             4 Years
      101,892                 1.07               93,820             7 Years
      176,200                 3.27               38,600             10 Years
      407,316                 5.88               81,466             8 Years
------------------                          --------------
      798,808                                   327,286
==================                          ==============

In accordance with the 1997 Plan, all of the 176,200 options having an exercise price of $3.27 may be immediately converted into shares. Upon conversion, 38,600 and 137,600 shares would be vested and unvested, respectively.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


8. STOCKHOLDERS' EQUITY (CONTINUED)

STOCK OPTION PLANS (CONTINUED)

The Company has elected to follow APB 25, in accounting for its employee stock options. Had compensation costs for the Plans been determined based upon fair value at the grant date consistent with SFAS No. 123 methodology, using the minimum value method, the Companies would have reported the following pro forma results at December 31, 1997:

   Net loss as reported                                          $  (949,000)
   Net loss pro forma                                             (1,189,000)


The pro forma amounts in 1997 assume a risk free interest rate of 6% and an average expected life of the options of six years.

9. FOREIGN OPERATIONS

Summarized financial information by geographic area is as follows at December 31, 1997:

Net sales to unaffiliated customers:
     United States                                         $29,745,000
     United Kingdom                                          1,855,000
     Germany                                                 1,757,000
                                                           -----------
                                                           $33,357,000
                                                           ===========
   Sales from United States to foreign operations          $ 1,648,000
                                                           ===========
   Export sales from United States                         $ 5,251,000
                                                           ===========
   Operating income (loss):
     United States                                         $   (77,000)
     United Kingdom                                           (218,000)
     Germany                                                  (280,000)
                                                           -----------
                                                           $  (575,000)
                                                           ===========
   Identifiable assets:
     United States                                         $10,046,000
     United Kingdom                                            800,000
     Germany                                                   701,000
                                                           -----------
                                                           $11,547,000
                                                           ===========


Certain administrative expenses are allocated to geographic areas based on the nature of the expense.

                      Tectrix Fitness Equipment, Inc. and
                          Tectrix International, Inc.

              Notes to Combined Financial Statements (continued)


10. IMPACT OF YEAR 2000 (UNAUDITED)

The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. The Company has completed an assessment of its systems to ensure Year 2000 compliance and believes the systems will be compliant by the year 2000. There can be no assurance that the systems of suppliers upon which the Company relies also will be compliant by the Year 2000, however, the Company does not believe that any such failure by the suppliers to convert would have a material adverse affect on the Company's operations.